Exhibit 21.1

BERRY PLASTICS GROUP, INC.

LIST OF SUBSIDIARIES

Name	Jurisdiction of Organization
Berry Plastics Corporation	Delaware
Aerocon, LLC	Delaware
Berry Iowa, LLC	Delaware
Berry Plastics Design, LLC	Delaware
Berry Plastics Technical Services, Inc.	Delaware
Berry Sterling Corporation	Delaware
CPI Holding Corporation	Delaware
Knight Plastics, LLC	Delaware
Packerware, LLC	Delaware
Pescor, Inc.	Delaware
Poly-Seal, LLC	Delaware
Venture Packaging, Inc.	Delaware
Venture Packaging Midwest, Inc.	Delaware
Berry Plastics Opco, Inc.	Delaware
Berry Plastics Acquisition Corporation V	Delaware
Berry Plastics Acquisition Corporation IX	Delaware
Berry Plastics Acquisition Corporation X	Delaware
Berry Plastics Acquisition Corporation XI	Delaware
Berry Plastics Acquisition Corporation XII	Delaware
Berry Plastics Acquisition Corporation XIII	Delaware
Berry Plastics Acquisition Corporation XV, LLC	Delaware
Kerr Group, LLC	Delaware
Saffron Acquisition, LLC	Delaware
Setco, LLC	Delaware
Sun Coast Industries, LLC	Delaware
Cardinal Packaging, Inc.	Delaware
Covalence Specialty Adhesives LLC	Delaware
Covalence Specialty Coatings LLC	Delaware
Caplas LLC	Delaware
Caplas Neptune, LLC	Delaware
Captive Plastics Holdings, LLC	Delaware
Captive Plastics, LLC	Delaware
Grafco Industries Limited Partnership	Maryland
Rollpak Corporation	Delaware
Pliant, LLC	Delaware
Pliant Corporation International	Utah
Uniplast Holdings, LLC	Delaware
Uniplast U.S., Inc.	Delaware
Berry Plastics SP, Inc.	Delaware
Berry Plastics Filmco, Inc.	Delaware
BPRex Closures Systems, LLC	Delaware
BPRex Closures, LLC	Delaware
BPRex Delta, Inc.	Delaware
BPRex Closures Kentucky, Inc.	Delaware